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                                                                  EXHIBIT 99.1



                                                PRIVATE BUSINESS


L I G H T Y E A R  C A P I T A L


FOR IMMEDIATE RELEASE               CONTACT: PRIVATE BUSINESS, INC.
---------------------                        Michael Berman, 615-565-7379
                                             michael.berman@privatebusiness.com

                                             LIGHTYEAR CAPITAL, LLC
                                             John Henderson, 212-843-8054
                                             jhenderson@rubenstein.com

                                             ELIZABETH FOGERTY, 212-843-8071
                                             efogerty@rubenstein.com


       PRIVATE BUSINESS CLOSES THE SALE OF $20 MILLION IN PREFERRED STOCK
      TO THE LIGHTYEAR FUND AND ENTERS INTO AN $11 MILLION CREDIT FACILITY
                              WITH BANK OF AMERICA

                              --------------------

         PRIVATE BUSINESS SHAREHOLDERS APPROVE THE LIGHTYEAR TRANSACTION

NASHVILLE, TN (JANUARY 20, 2004) - Private Business, Inc. (NASDAQ:PBIZ), a leading provider of cash flow and retail inventory management solutions for banks and small businesses, today announced that it has consummated the sale of $20 million in preferred stock to The Lightyear Fund. Concurrently, Private Business entered into an $11 million credit facility with Bank of America. As a result of the Lightyear transaction and the initial funding under the Bank of America credit facility, Private Business has repaid in full its indebtedness under its credit facility with Fleet National Bank.

Commenting on the transactions, Private Business chief executive officer Henry
M. Baroco said, "We are pleased to have consummated these transactions, which represent major steps forward for Private Business and its shareholders. Lightyear is a sophisticated investment firm with a proven track record in the financial services arena, and our Board has been strengthened with the addition of the Lightyear nominees and their management experience. Our bank debt has been significantly reduced. Our stockholders' equity is now approximately 10.5 million compared with our stockholders' deficit of approximately 4.3 million prior to the Lightyear investment. We believe our stronger balance sheet now gives our current and potential customers more confidence in the Company."

"We are delighted to expand our financial services portfolio with our investment in Private Business, which provides an important and valuable service to banks across the country, " said Donald B. Marron, chairman and chief executive officer of Lightyear Capital. "We believe its management team has the strategic, industry and competitive insights required to grow the business when the market rebounds. The Company is now well positioned to focus its efforts on growth while adding value to its shareholders and we look forward to sharing our experiences and insight with the Company in furtherance of those efforts."

The Lightyear investment was approved at a special meeting of Private Business shareholders held on January 19, 2004. In connection with the sale of preferred stock, Private Business issued a warrant to the Lightyear Fund to purchase up to 16 million shares of common stock, and Lightyear received voting power equal to the 16 million common shares underlying the warrant, or


                                     -MORE-

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PBIZ Closes Lightyear Transaction and
Enters Into New Credit Facility
Page 2
January 20, 2004


approximately 53 percent of the Company's voting stock. Lightyear also acquired the right to nominate directors of Private Business in proportion to Lightyear's ownership in the Company.

ABOUT LIGHTYEAR CAPITAL
Lightyear Capital, LLC is a private equity investment firm based in New York City that manages approximately $2 billion in assets, including The Lightyear Fund, L.P., a $750 million private equity fund. The Lightyear Fund invests in leveraged buyouts, recapitalizations, and growth capital opportunities. Lightyear's approach to investing centers on partnering with skilled management teams who lead quality companies. For more information on Lightyear Capital, please visit www.lycap.com.

ABOUT PRIVATE BUSINESS, INC.
Private Business, Inc. is a leading provider of accounts receivable financing tools for community banks and middle-market businesses. Through its RMSA division, the Company also provides inventory management and sales forecasting solutions to the retail industry. Private Business, Inc. is headquartered in Brentwood, Tennessee, and its common stock trades on The Nasdaq Stock Market under the symbol "PBIZ."

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, the Company's ability to achieve its growth plans and satisfy its obligations under its bank credit facility. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.




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